Asset Purchase Agreement


                                   Dated as of


                                 January 1, 2000


                                 By and Between


                               AIC HOMESALES CORP.


                                       and


               COMMUNITY ACQUISITION AND DEVELOPMENT CORPORATION

                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement is made effective as of the 1st day of January, 2000 by and between AIC Homesales Corp., a Delaware corporation ("Buyer"), and Community Acquisition and Development Corporation, a Delaware corporation ("Seller").

         WHEREAS, Seller desires (i) to sell and Buyer desires to buy the assets listed on Schedule A from Seller, and (ii) to assign and Buyer desires to assume the contracts listed on Schedule B; and

         NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, the parties agree as follows:

                          ARTICLE 1. PURCHASE AND SALE

      1.1. Purchase and Sale. Upon and subject to the terms and conditions hereof, at the Closing (as hereinafter defined), Seller shall sell, transfer and assign to Buyer, and Buyer shall purchase and acquire from Seller, all right, title and interest in and to all of the assets of Seller listed on Schedule A hereto (the "Assets") in each case free and clear of all liens, charges, security interests and other encumbrances except for the Assumed Liabilities (as hereinafter defined).

      1.2. No Assumption of Liabilities. Except for the liabilities listed in Schedule B (the "Assumed Liabilities"); which Buyer shall assume and agree to perform as of the Closing Date, Buyer is assuming no liabilities of Seller in connection with this transaction. Without limiting the generality of the foregoing, Seller shall be solely responsible for payment of all amounts at any time owing by Seller with respect to the Assets, both before and after the Closing Date, whether accrued or contingent, known or unknown, other than the Assumed Liabilities.

                             ARTICLE 2. THE CLOSING

      2.1. Closing. The closing of the purchase and sale of the Assets (the "Closing") shall be effective as of January 1, 2000 (the "Closing Date") or on such later date as the parties hereto may mutually agree upon in writing. The Closing shall be effective as of 10:00 a.m., Denver time, on the Closing Date (the "Effective Time") or at such other date and time as the parties hereto agree.

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



      2.2. Bill of Sale, Assignment and Assumption Agreement. Each party shall deliver executed counterparts to a Bill of Sale, Assignment Assumption Agreement in substantially the form attached hereto as Exhibit A (the "Bill of Sale"), whereby Seller shall transfer the Assets to the Buyer, and the Buyer shall assume the Assumed Liabilities.

      2.3. Purchase Price. As full and complete payment of the purchase price of the Assets, the Buyer shall assume the Assumed Liabilities.

               ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF SELLER

         Except as set forth in the Disclosure Schedule prepared by Seller and delivered to Buyer simultaneously with the execution hereof (the "Seller Disclosure Schedule"), Seller represents and warrants to Buyer as follows:

      3.1. Authorization. Seller has the full legal right, power and authority to enter into and perform the transactions contemplated by this Agreement, without need for any consent, approval, authorization, license or order of, or notice to, any court, Governmental Entity, instrumentality or regulatory authority (governmental agencies, instrumentalities and regulatory authorities being hereinafter referred to as "Governmental Entities"), or any other person or entity. The execution, delivery and performance of this Agreement and the documents contemplated hereby by Seller and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action. This Agreement and the documents contemplated hereby evidence the legal, valid and binding obligations of Seller, enforceable in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditor=s rights generally and (ii) for the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

      3.2. Title to Properties; Absence of Liens and Encumbrances. Seller has the right to sell, transfer, and assign all of the Assets to Buyer, and owns such assets, free and clear of all liens, charges, security interests and other encumbrances whatsoever except for the Assumed Liabilities. At the Closing, Seller=s execution of the Bill of Sale will transfer the Assets to Buyer, free

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

and clear of all liens, charges, security interests and other encumbrances whatsoever except for the Assumed Liabilities. Each of the Assets is in the possession, custody or control of the Seller, and none of the Assets is in the possession, custody or control of any person or entity other than Seller.

      3.3. Assumed Liabilities. Seller has delivered to Buyer true and correct copies of all instruments and other documents which constitute or evidence, in whole or in part, any of the Assumed Liabilities. None of the Assumed Liabilities and such instruments or documents has been modified or amended in writing, and all of the Assumed Liabilities and such instruments and documents are in full force and effect in accordance with their respective terms. Neither Seller nor any other party to any of the Assumed Liabilities is in default thereunder, or is otherwise in breach or has failed to comply with any of its obligations thereunder. To Seller=s knowledge, there is no claim that any such default, breach or failure to comply currently pending and there are no facts or conditions known to Seller which, with or without the passage of time, notice or both, would reasonably be expected to result in a material default under, breach of, or failure to comply with any material term or provision of the Assumed Liabilities.

               ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF BUYER

         Except as set forth in the Disclosure Schedule prepared by Buyer and delivered to Seller simultaneously with the execution hereof (the ABuyer Disclosure Schedule@), Buyer represents and warrants to Seller as follows:

         4.1. Authorization. Buyer has the full legal right, power and authority to enter into and perform the transactions contemplated by this Agreement, without need for any consent, approval, authorization, license or order of, or notice to, any court, Governmental Entity or other person or entity. The execution, delivery and performance of this Agreement and the documents contemplated hereby by Buyer and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action of Buyer. This Agreement evidences the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with its terms.

         4.2. No Default or Violation. The execution, delivery and performance of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby (a) do not, and will not, conflict with any provision of the Certificate of Incorporation or By-Laws of Buyer, and (b) do not, and will not,


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

violate any law, regulation, order, judgment or decree to which Buyer or any of its properties is subject.

                            ARTICLE 5. MISCELLANEOUS

         5.1. Brokerage. Seller represents to Buyer, and Buyer represents to Seller, that there has been no intermediary or broker in negotiations or discussions incident to the execution of this Agreement or any of the transactions contemplated hereby and that no intermediary or broker is or shall be entitled to any commission or other compensation with respect to any of such transactions.

         5.2 Condition of Assets. Buyer acknowledges that it is purchasing the Assets "as is and with all faults." The Seller makes no representation or warranty with respect to the condition of the Assets or their suitability for any particular purpose.

         5.3. Waivers and Amendments. This Agreement may be amended, modified or supplemented only by a written instrument executed by the parties hereto. No waiver of any provision of this Agreement, or consent to any departure from the terms hereof, shall be effective unless the same shall be in writing and signed by the party waiving or consenting thereto. No failure on the part of any party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or remedy by such party preclude any other or further exercise thereof or the exercise of any other right or remedy. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate as a waiver of any subsequent breach. All rights and remedies hereunder are cumulative and are in addition to and not exclusive of any other rights and remedies provided by law.

         5.4. Performance. Seller acknowledges that money damages alone will not adequately compensate Buyer for breach of its obligations under this Agreement and, therefore, agrees that in the event of the breach or threatened breach of any such obligation, in addition to all other remedies available to Buyer, at law, in equity or otherwise, Buyer shall be entitled to injunctive relief compelling specific performance of, or other compliance with, the terms of this Agreement.

         5.5. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be


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

in writing and shall be deemed to have been duly given if delivered personally or by overnight courier with delivery charges prepaid, or sent by telecopy, as follows:

         If to Seller:

                           Community and Acquisition Development Corporation 2 Ponds Edge Drive
                           P.O. Box 500
                           Chadds Ford, Pennsylvania 19317
                           Attention: President
                           Telephone: (610) 388-9600
                           Fax:  (610) 388-9616


         If to Buyer:

                           AIC Homesales Corporation
                           3410 South Galena Street, Suite 210
                           Denver, Colorado 80231
                           Attention:  David Becker
                           Telephone:  (303) 614-9422
                           Fax:  (303) 614-9401
                                                        with a required copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           300 South Grand Avenue, Suite 3400
                           Los Angeles, California 90071
                           Attention:  Michael V. Gisser
                           Telephone:  (213) 687-5000
                           Fax:  (213) 687-5600

or to such other address of which written notice in accordance with this Section
5.5. shall have been provided by such party. Notices may only be given in the manner hereinabove described in this Section 5.5 and shall be deemed received when given in such manner.

         5.6. Expenses. Each party hereto shall pay its own expenses in connection with the transactions contemplated hereby, whether or not they are


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

completed. In the event of any conflict between this provision and the indemnification provisions of this Agreement, the indemnification provisions shall control.

         5.7.   Miscellaneous.

                  (a) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, among the parties, or any of them, in connection with such subject matter.

                  (b) This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. Without the consent of Seller, Buyer shall be entitled to assign any or all of its rights hereunder, whether as security or otherwise, to any entity.

                  (c) This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of Delaware applicable to agreements made and to be performed entirely therein.

                  (d) All Schedules mentioned in this Agreement shall be attached to this Agreement, and shall form an integral part hereof. All capitalized terms defined in this Agreement which are used in any Schedule shall, unless the context otherwise requires, have the same meaning therein as given herein.

                  (e)  This   Agreement   may  be  executed  in  any  number  of
counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

                  (f) This Agreement is personal to Seller, and Seller shall not assign any of its rights or delegate any of its obligations hereunder without the prior written consent of Buyer, which consent may be withheld for any reason.


                            [Signature page follows]

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


         IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement effective as of the date first above written.

                                           Community Acquisition and Development
                                           Corporation
                                           a Delaware corporation


                                           By:/s/Jospeh W. Gaynor
                                              ----------------------
                                           Name: Joseph W. Gaynor
                                           Title:  President


                                           AIC Homesales Corp.,
                                           a Delaware corporation


                                           By:/s/David M. Becker
                                              ---------------------
                                           Name: David M. Becker
                                           Title: Chief Financial Officer

                                           Date: 1/31/00



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


                                                                   SCHEDULE A TO
                                                        ASSET PURCHASE AGREEMENT

                                         ASSIGNED ASSETS



                                                                               Assigned
                                                                                 Value
                                                                           ----------------
Manufactured  home  inventories  located  at  the  following manufactured  home communities:
      Forest View                                                          $      656,497
      Park Royale                                                                 329,600
      Stonebrook                                                                  222,848
                                                                           ----------------
         Subtotal                                                              $1,208,945

Other assets (including cash, receivables, refundable deposits,
    equipment and other assets)                                                   217,138
                                                                           ----------------
Total Assigned Assets                                                          $1,426,083
                                                                           ================





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


                                                                   SCHEDULE B TO
                                                        ASSET PURCHASE AGREEMENT

                               ASSUMED LIABILITIES



Loans from Conseco Finance Servicing Corp. (including accrued but
   unpaid interest)                                                                   $      875,267
Trade payables and accrued expenses                                                           58,776
Loans from Asset Investors Operating Partnership, L.P. (including accrued but unpaid interest) involving the following manufactured home communities:
       Park Royale                                                                           236,206
       Stonebrook                                                                            255,834
                                                                                      ----------------

     Total Assumed Liabilities                                                            $1,426,083
                                                                                      ================




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